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                                                                    EXHIBIT 99.1

                       ARIBA TO ACQUIRE SUPPLIERMARKET.COM

        ONLINE COLLABORATIVE SOURCING TECHNOLOGY TO EXTEND ARIBA PLATFORM REACH AND VALUE; STREAMLINE SOURCING PROCESS FOR BUYERS, SELLERS,
                  MARKETPLACES; ADD NEW NETWORK REVENUE SOURCES

MOUNTAIN VIEW, CALIF. - JUNE 26, 2000- Ariba, Inc. (Nasdaq: ARBA) today announced that it has signed a definitive agreement to acquire privately-held SupplierMarket.com, a leading provider of online collaborative sourcing technologies that allow buyers and suppliers of direct and indirect materials to locate new trading partners, negotiate purchases and collaborate on the Internet.

Ariba will issue approximately 6.3 million shares of stock, representing less than three percent of Ariba fully diluted shares outstanding. The agreement is structured as a stock-for-stock merger and will be accounted for as a purchase transaction. The transaction is expected to close by the third calendar quarter of 2000.

Burlington, Massachusetts-based SupplierMarket.com is a leader in Internet-based collaborative sourcing technology with deep direct materials sourcing expertise, both in the sourcing process itself and in specific commodity areas. The company, which employs approximately 155 people, already has over 7,700 registered buyers and more than 12,000 registered suppliers.

The acquisition will further extend the value and reach of the Ariba-Registered Trademark- B2B Commerce Platform to create new competitive advantage, savings and revenue opportunities for buyers, suppliers, and marketplaces through streamlined global sourcing. Internet-based collaborative sourcing will also provide Ariba with new network-based revenue streams, deeper penetration into vertical and direct materials markets, and accelerated network effect for all on the Ariba platform.

"Sourcing represents the single largest opportunity for organizations to realize savings in procurement costs and to impact supply chain operations," said Tim Minahan, research director of Aberdeen Group's e-Business practice. "Aberdeen research indicates that as much as 80 percent of the savings potential on the total cost of a product occurs during the initial sourcing cycle. With SupplierMarket.com, Ariba gains a robust collaborative sourcing platform and related domain expertise that have been proven to effectively automate and enhance processes for identifying and negotiating the optimal supply chain for both direct and indirect materials. SupplierMarket.com will significantly complement the Ariba platform and should appeal equally to buyers, suppliers and marketmakers alike."

"We believe sourcing is the next strategic high ground for B2B-- it is fundamental to our customers and partners as we work together to build liquidity in the B2B economy," said Keith Krach, chairman and CEO, Ariba. "This acquisition not only deepens the reach of the Ariba B2B Commerce Platform to new customers in new markets, but it also extends our value proposition to and business opportunities with our existing base of marketplaces, corporate exchanges, buyers, suppliers, commerce service providers and partners of all sizes. And we gain the

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additional leadership and entrepreneurial zeal of some of the industry's foremost experts in sourcing."

"Our proven technology is an ideal, complementary fit to extend the Ariba platform and leverage its global reach into many of the world's largest buyers and marketplaces," said Asif Satchu, chairman and president, SupplierMarket.com. "Ariba and SupplierMarket also share the same views on the importance of innovation, quality technology and customer-driven results. We are very excited by the enormous opportunities created by the combination of our two companies."

EXTENDS VALUE AND REACH OF ARIBA PLATFORM

Before buyers and suppliers can transact online they must find each other, collaborate on requirements, and agree to terms. Today, this human-intensive sourcing process is slow, inefficient and highly fragmented with limited visibility between buyers' needs and suppliers' capabilities.

By offering integrated, multi-attribute, collaborative sourcing integrated with its open, global eCommerce platform, Ariba will enable companies and marketplaces worldwide to increase competitive advantage by more dynamically creating and participating in automated supply chains, quickly re-configuring them to meet changing market and competitive opportunities and challenges. Web-based collaborative sourcing has already demonstrated the ability save buyers money--SupplierMarket.com customers report an average 13 percent savings. Integrated collaborative sourcing will also offer suppliers faster access to and integration with Ariba's global network of online buyers, lower their cost of sales, and allow differentiation on attributes beyond price.

This acquisition extends the reach of Ariba platform across the most valued links in the B2B value chain, adding new network-based revenue streams for Ariba and its customers and accelerating the network effect across the global Ariba platform. With its proven capabilities and domain expertise in raw materials and engineered products, SupplierMarket.com also deepens the Ariba platform's reach into the more than $5 trillion global direct materials market, complementing the Ariba platform's marketplace, dynamic trade, collaboration and logistics solutions, as well as the capabilities of its key partners.

Through the open Ariba Commerce Services Network, Ariba will deliver Web-hosted sourcing infrastructure to buyers and marketplaces of all sizes, including those using non-Ariba solutions. This will allow marketplaces and buyers to quickly offer their own branded sourcing services to their supply chain participants for greater competitive advantage and faster time-to-liquidity.

"B2B marketplaces can offer collaborative sourcing to their participants to speed time to liquidity, build lasting value and stickiness, and create scalable revenue streams," said John Mumford, acting CEO of e2open.com, a global business-to-business e-marketplace for the computer, electronics, and telecommunications industries. "SupplierMarket.com technology, integrated with the Ariba platform and offered through a marketplace's own brand, is a highly attractive proposition to marketmakers."

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ADDS NEW SOURCES OF NETWORK REVENUE

Collaborative sourcing capabilities will create new network-based revenue streams that will scale with the size and value of B2B transactions. SupplierMarket.com's proven technology and value-based business model will be highly scalable as it is extended to a large and growing network of buyers, marketplaces and suppliers using the Ariba platform and its open Web-based services.

ACCELERATES NETWORK EFFECT

The acquisition will further accelerate the network effect on the Ariba B2B Commerce Platform, combining the 12,000 registered SupplierMarket.com suppliers with the Ariba platform's existing 20,000, while providing a scalable infrastructure for all suppliers around the world to self-register via the Web with a standard browser. As buyers and marketplaces of all sizes offer their own sourcing services powered by Ariba and SupplierMarket.com infrastructure, they will attract additional suppliers that can be accessed by all interconnected participants on the Ariba platform. As these buyers and suppliers attract one another to the Ariba platform, it will further accelerate network effect and liquidity.

ABOUT ARIBA, INC.

Ariba, Inc. is the leading business-to-business (B2B) eCommerce platform provider. Through the Ariba B2B Commerce Platform -- an open, end-to-end infrastructure of interoperable software solutions and hosted Web-based commerce services -- the company enables efficient online trade, integration and collaboration between B2B marketplaces, buyers, suppliers and commerce service providers. The global reach and best-of-breed functionality of the Ariba B2B Commerce Platform creates Internet-driven economies of scale and process efficiencies for leading companies around the world. Ariba can be contacted in the U.S. at +1.650.930.6200 or at www.ariba.com.

Ariba is a registered trademark of Ariba, Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

Information in this release may involve expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statement. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences including the risks associated with integrating acquired businesses, products and technologies. Some additional factors and risks associated with our business are discussed in the Company's registration statement on Form S-1 declared effective by the Securities and Exchange Commission ("SEC") on June 22, 1999, and in the other reports filed from time to time with the SEC. Completion of the merger is subject to customary closing conditions.